Exhibit 99.1

AFC Gamma, Inc. Announces Financial Results for First Quarter 2022

WEST PALM BEACH, FL, May 10, 2022 (GLOBE NEWSWIRE) – AFC Gamma, Inc. (NASDAQ:AFCG) (“AFCG” or “AFC Gamma”) today announced its results for the first quarter of 2022.

First Quarter 2022 Highlights

•	Net income of $10.2 million in Q1 2022, or $0.53 per basic weighted average share of common stock

•	Distributable earnings[1] of $11.9 million in Q1 2022, or $0.62 per basic weighted average share of common stock

•	Paid a dividend of $0.55 per common share on April 15, 2022 for Q1 2022, representing a 10% increase from the prior quarter

•	Distributable earnings significantly exceeded the declared dividend for the fourth consecutive quarter

•	Book value of $17.04 per share as of March 31, 2022, an increase of $0.43, or 2.6%, compared to December 31, 2021

“We are pleased with our strong performance in the first quarter and continued growth so far into 2022, which is evidenced by AFC Gamma’s results and steady dividend growth. At this time, the Board expects that the quarterly dividend should remain at least $0.55 per common share over the course of 2022,” stated Leonard Tannenbaum, AFC Gamma’s Chief Executive Officer.  “Additionally, the entry into our $60 million senior secured revolving credit facility led by two FDIC-insured banks was another significant milestone for AFC Gamma’s debt cost of capital and enables continued expansion of the portfolio. We look forward to continuing to amplify our presence as a leading lender and driving shareholder value.”

Portfolio and Investment Activity

•	Closed $154.2 million of new commitments since the start of Q1 2022 and funded $131.5 million of new and existing commitments

•	Total loan commitments of $482.7 million ($419.1 million of which has been funded) across 12 portfolio companies as of May 9, 2022

•	The portfolio’s weighted average yield to maturity was approximately 19% as of March 31, 2022 and December 31, 2021

•	All loans are current and performing

Results of Operations for the Quarter Ended March 31, 2022

•	Total net interest income of $16.9 million, an increase of $12.3 million, or 261%, compared to Q1 2021

•	Total expenses of $6.4 million before provision for CECL (as defined below), an increase of $3.3 million, or 108%, compared to Q1 2021

•	Distributable earnings[1] of $11.9 million, an increase of $8.7 million, or 271%, compared to Q1 2021

1 See “Non-GAAP Metrics” section of this release for a reconciliation of GAAP Net Income to Distributable Earnings.

Dividend Payments

•	On April 15, 2022, AFCG paid a regular quarterly cash dividend of $0.55 per share of common stock to its stockholders of record as of March 31, 2022

•	The aggregate amount of the regular cash dividend payment of $0.55 per share was approximately $10.9 million, which represents a 10% increase per share compared to the prior quarter

Capitalization and Liquidity

•
In January 2022, AFCG completed its follow-on offering of 3,291,832 shares of common stock (including the partial underwriters’ overallotment option) at $20.50 per share, raising approximately $63.0 million of additional net capital

•
In April 2022, AFCG entered into a senior secured revolving credit facility with $60 million of current commitments from two FDIC-insured banks and the ability to increase the facility to $100 million (subject to available borrowing base and additional commitments)

Additional Information

AFCG issued a presentation of its first quarter 2022 results, titled “First Quarter 2022 Earnings Presentation,” which can be viewed at www.afcgamma.com under the Investor Resources section. AFCG also filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, with the Securities and Exchange Commission on May 10, 2022.

AFC Gamma routinely posts important information for investors on its website, www.afcgamma.com. AFCG intends to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. AFC Gamma encourages investors, analysts, the media and others interested in AFCG to monitor the Investors section of its website, in addition to following its press releases, SEC filings, public conference calls, presentations, webcasts and other information posted from time to time on the website. To sign-up for email-notifications, please visit the “Email Alerts” section of the website under the “IR Resources” section.

Conference Call & Discussion of Financial Results

AFC Gamma, Inc. will host a conference call at 10:00 am (Eastern Time) on Tuesday, May 10, 2022, to discuss its quarterly financial results. All interested parties are welcome to participate. The call will be available through a live audio webcast at the Investor Relations section of AFCG’s website at www.afcgamma.com, or live by calling 866-374-5140. All callers will need to enter the Conference ID number 56597812 and reference “AFC Gamma Q1 2022 Earnings Call” after being connected with the operator. The complete webcast will be archived for 90 days on the Investor Relations section of AFCG’s website.

About AFC Gamma

AFC Gamma, Inc. (NASDAQ:AFCG) is an institutional lender that provides a range of lending solutions to established operators in the cannabis industry. AFC Gamma originates, structures and underwrites senior secured loans and other types of financing to operators in states that have legalized medicinal and/or adult-use cannabis. AFC Gamma’s senior management team has over 100 years of combined experience in investment management and disciplined credit investing across a range of economic cycles.

Non-GAAP Metrics

In addition to using certain financial metrics prepared in accordance with GAAP to evaluate our performance, we also use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan activity and operations. Distributable Earnings is a measure that is not prepared in accordance with GAAP. Distributable Earnings and the other capitalized terms not defined in this section have the meanings ascribed to such terms in our most-recently filed quarterly report. We use this non-GAAP financial measure both to explain our results to stockholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that this non-GAAP financial measure and the information they provide are useful to investors since these measures permit investors and stockholders to assess the overall performance of our business using the same tools that our management uses to evaluate our past performance and prospects for future performance.

The determination of Distributable Earnings is substantially similar to the determination of Core Earnings under our Management Agreement, provided that Core Earnings is a component of the calculation of any Incentive Fees earned under the Management Agreement for the applicable time period, and thus Core Earnings is calculated prior to Incentive Fee expense, while the calculation of Distributable Earnings account for any Incentive Fees earned for such time period. We define Distributable Earnings as, for a specified period, the net income (loss) computed in accordance with GAAP, excluding (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable Earnings does not exclude, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) provision for current expected credit losses (“CECL”), (v) taxable REIT (as defined below) subsidiary (“TRS”) (income) loss and (vi) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors.

We believe providing Distributable Earnings on a supplemental basis to our net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of our business. As a real estate investment trust (“REIT”), we are required to distribute at least 90% of our annual REIT taxable income and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that stockholders invest in our common stock, we generally intend to attempt to pay dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our Board. Distributable Earnings is one of many factors considered by our Board in declaring dividends and, while not a direct measure of net taxable income, over time, the measure can be considered a useful indicator of our dividends.

Distributable Earnings are non-GAAP measures and should not be considered as substitutes for GAAP net income. We caution readers that our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

The following table provides a reconciliation of GAAP Net Income to Distributable Earnings:

	Three months ended March 31,
	2022	2021
Net Income	$10,162,120	$1,400,755
Adjustments to net income
Stock-based compensation expense	990,023	1,599,115
Depreciation and amortization	-	-
Unrealized (gain), losses or other non-cash items	(80,843)	144,402
Provision for current expected credit losses	905,129	66,100
TRS (income) loss	(61,071)	-
One-time events pursuant to changes in GAAP and certain non-cash charges	-	-
Distributable Earnings	$11,915,358	$3,210,372
Basic weighted average shares of common stock outstanding (in shares)	19,319,993	7,144,670
Distributable Earnings per basic weighted average share	$0.62	$0.45

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; the demand for cannabis cultivation and processing facilities; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in the AFC Gamma’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the AFC Gamma’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect AFC Gamma. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

AFC GAMMA INVESTOR CONTACT:
Robyn Tannenbaum
(561) 510-2293
ir@advancedflowercapital.com

AFC GAMMA MEDIA CONTACT:
Mark Sinclair
MATTIO Communications
mark@mattio.com